Exhibit 10.1
FIRST AMENDMENT TO THE
SECOND AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP OF
PWP HOLDINGS LP,
a Delaware limited partnership
This FIRST AMENDMENT TO THE SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF PWP HOLDINGS LP (this “Amendment”), is made and entered into as of November 6, 2024 (“Effective Date”), by PWP GP LLC, a Delaware limited liability company, as the general partner (the “General Partner”), pursuant to Section 3.2(c) of the Second Amended and Restated Agreement of Limited Partnership of PWP Holdings LP, dated as of April 1, 2024 (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Agreement.
WHEREAS, pursuant to 3.2(c) of the Agreement, (i) the General Partner is authorized to cause the Partnership to issue additional Partnership Interests, in the form of Units, for any Partnership purpose, at any time or from time to time, to the Partners or to other Persons, and to admit such Persons as Additional Limited Partners, for such consideration and on such terms and conditions as shall be established by the General Partner, all without the approval of any Limited Partner or any other Person, and (ii) any additional Partnership Interests may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences, conversion or other rights, voting powers, restrictions, rights to distributions, qualifications and terms and conditions of redemption (including rights that may be senior or otherwise entitled to preference over existing Partnership Interests) as shall be determined by the General Partner, without the approval of any Limited Partner or any other Person, and set forth in a written document thereafter attached to and made an exhibit to the Agreement, which exhibit shall be an amendment to the Agreement and shall be incorporated therein by reference; and
WHEREAS, the General Partner has determined that it is necessary and desirable to amend the Agreement, and desires to amend the Agreement, in each case as set forth herein.
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.Amendment. Pursuant to Section 3.2(c) of the Agreement, the Agreement is hereby amended as follows:
(a.The Partnership Unit Designation, attached as Annex A hereto, is hereby attached to and made an exhibit to the Agreement as Exhibit F thereto, which Exhibit F shall be an amendment to the Agreement and shall be incorporated therein by reference.

2.Miscellaneous. Except as specifically amended hereby, the terms, covenants, provisions and conditions of the Agreement shall remain unmodified and continue in full force and effect and, except as amended hereby, all of the terms, covenants, provisions and conditions of the Agreement are hereby ratified and confirmed in all respects.
[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first written above.
GENERAL PARTNER:
PWP GP LLC
By: Perella Weinberg Partners, its sole member
By: /s/ Alexandra Gottschalk
Name: Alexandra Gottschalk
Title: Chief Financial Officer
[First Amendment to the Second Amended and Restated Agreement of Limited Partnership of PWP Holdings LP]

ANNEX A

EXHIBIT F
PARTNERSHIP UNIT DESIGNATION OF THE
SERIES A PI UNITS
OF PWP HOLDINGS LP

1.Number of Units and Designation. A class of Partnership Units is hereby designated as “Series A PI Units” and the number of Partnership Units constituting such class shall be 1,000. For the avoidance of doubt, the Series A PI Units shall not be treated as “Common Units” under the Agreement.
2.Definitions. Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned thereto in the Agreement, as modified by this PUD and the defined terms used herein. For purposes of this PUD, the following terms shall have the respective meanings ascribed below:
“Agreement” shall mean the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of April 1, 2024, as amended, supplemented or restated from time to time.
“Annual Distribution Amount” shall have the meaning set forth in the applicable Award Agreement.
“Award Agreement” means a written agreement between a Holder and the Partnership evidencing the grant of one or more Series A PI Units.
“Partnership” shall mean PWP Holdings LP, a Delaware limited partnership.
“PUD” shall mean this Partnership Unit Designation of the Series A PI Units, as amended, supplemented or restated from time to time.
“Reduced Distribution Amount” shall have the meaning set forth in the applicable Award Agreement.
“Series A PI Unit” shall mean a Series A PI Unit with the designations, preferences and relative, participating, optional or other special rights, powers and duties attributable to such Series A PI Unit, as set forth in this PUD and the applicable Award Agreement.
3.Distributions.
(a)The General Partner shall cause the Partnership to pay the applicable Annual Distribution Amount (or Reduced Distribution Amount) to each Holder of Series A PI Units, in each case, (i) upon the terms and subject to the conditions set forth in such Holder’s

Award Agreement, (ii) in parity with distributions made in respect of other Series A PI Units, (iii) in preference or priority to distributions made in respect of any other Partnership Unit (other than any other Partnership Unit that ranks senior in priority to the Series A PI Units pursuant to its Partnership Unit Designation) and (iv) irrespective of whether such Series A PI Units were outstanding during the entire period in respect of which any distribution is made (i.e., without any proration thereof).
(b)Notwithstanding the foregoing, the Partnership may, but shall not be required to, make distributions to the Holders of Series A PI Units of an aggregate amount in cash sufficient to allow each such Holder to pay its Annual Income Tax Liability with respect to the calendar year, taking into account any Tax Distributions made with respect to the Holder’s Partnership Class A Common Units, if any. All distributions made to Partners pursuant to this Section 3(b) shall be treated as advance distributions and shall be taken into account in determining the amount subsequently distributed to Holders in accordance with each Holder’s Award Agreement.
4.Forfeiture. To the extent not otherwise addressed in the applicable Award Agreement, if a Holder of Series A PI Units is Terminated (as defined in the applicable Award Agreement) for any reason, the Series A PI Unit shall immediately and automatically be forfeited by the Holder and the Holder (and the Holder’s heirs, transferees, successors and assigns) shall thereafter have no right, title or interest whatsoever in such forfeited Series A PI Unit (other than the right to receive payment of the Holder’s Capital Account with respect to such Series A PI Unit, as described in the applicable Award Agreement) and such forfeited Series A PI Unit shall be returned to the Partnership. The Holder (and the Holder’s heirs, transferees, successors and assigns) shall receive no payment from the Partnership in connection with the forfeiture of any Series A PI Unit (other than the right to receive payment of the Holder’s Capital Account with respect to such Series A PI Unit, as described in the applicable Award Agreement).
5.Status of Forfeited Units. All Series A PI Units that have been issued and subsequently forfeited shall immediately and automatically be deemed authorized but unissued and, for the avoidance of doubt, no longer outstanding.
6.Series A PI Units Uncertificated. The ownership of the Series A PI Units shall not be evidenced by certificates of ownership.
7.Allocations of Net Income and Net Loss; Capital Accounts. Except as otherwise required under Section 5 of the Agreement, each Holder of Series A PI Units shall be allocated Net Income in an aggregate amount equal to such Holder’s Annual Distribution Amount (or Reduced Distribution Amount) with respect to the relevant taxable year, if any.
8.Voting Rights. A Holder of Series A PI Units shall have only the rights set forth in this PUD and such Holder’s Award Agreement. In no event shall a Holder, in their capacity as a Holder of a Series A PI Unit, be entitled to vote on, or consent to, any matter.

9.Amendment. Subject to the terms of the Agreement, the General Partner is authorized to amend this PUD at any time without the consent or approval of any Partners or Holders of Series A PI Units.
10.Restrictions on Transfer. Except as may be determined by the General Partner, in its sole discretion, or as set forth in the applicable Award Agreement, the rights of a Holder with respect to Series A PI Units shall not be assignable or transferable by the Holder. Any attempt to dispose of any Series A PI Units in contravention of these restrictions shall be null and void and without effect. Without limiting the foregoing, any Series A PI Unit that is proposed to be transferred in accordance with the terms hereof shall not be effective unless such transfer is effected in accordance with any applicable securities laws and the proposed transferee agrees in writing that the provisions hereof shall continue to apply to the Series A PI Unit in the hands of the proposed transferee.
11.Partnership Profits Interests. It is intended that the Series A PI Units satisfy the requirements for a partnership profits interest transferred in connection with the performance of services, as set forth in IRS Revenue Procedures 93-27 and 2001-43, or any future IRS guidance or other authority that supplements or supersedes the foregoing IRS Revenue Procedures, and the provisions of this PUD shall be interpreted and applied consistently therewith. In accordance with the foregoing, in no event shall the Series A PI Units be entitled to distributions (including redemption proceeds) in excess of the aggregate amount of the Partnership’s net “section 704(b)” income and gain realized after the grant of the Series A PI Units.
12.Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.
13.Severability. If any right or limitations of the Series A PI Units set forth in this PUD (as may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth in this PUD, as amended, which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.
14.Interpretation. The General Partner, acting reasonably and in good faith, shall have the exclusive power, authority and discretion to interpret the terms of, and any matter arising pursuant to, this PUD. The General Partner’s good faith interpretation of this PUD and all decisions and determinations by the General Partner with respect to this PUD, the Agreement and the applicable Award Agreement are final, binding and conclusive on all parties.
15.Governing Law. This PUD shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles.
16.Conflicts with Award Agreement. In the event of any inconsistency between this PUD and the applicable Award Agreement, the terms of the Award Agreement shall control.

The General Partner is authorized to modify or amend this PUD as it determines to be necessary or desirable from time to time to conform the terms of this PUD to the applicable Award Agreement, as in effect on the date hereof and as it may be modified in the future. For the avoidance of doubt, all payments with respect to the Annual Distribution Amount (or Reduced Distribution Amount), if any, will be made by the Partnership solely pursuant to the applicable Award Agreement, and not pursuant to this PUD or otherwise with respect to the Series A PI Units, and the Series A PI Units shall represent no rights therein.
17.Conflicts with Agreement. Subject to Section 16, this PUD supplements the Agreement and, to the extent of any conflict between the Agreement and this PUD, the terms of this PUD shall control.
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